CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders

Evergreen Equity Trust

We consent to the use of our report dated February 18, 2005 for Evergreen Asset Allocation Fund, a series of Evergreen Equity Trust, incorporated herein by reference and to the references to our firm under the captions “FINANCIAL HIGHLIGHTS” in the prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

                                                                                                            /s/ KPMG LLP

Boston, Massachusetts

April 28, 2005